                                                                    EXHIBIT 99.1

[LOGO OF WHITTAKER]
                                 NEWS RELEASE


          WHITTAKER CORPORATION
          1955 N. Surveyor Avenue, Simi Valley, California 93063
          805/526-5700

          Release:  December 14, 1998

          Contact:  John Otto
                    Chief Financial Officer
                    (805)  526-5700, ext. 662


       WHITTAKER CORPORATION ANNOUNCES FOURTH QUARTER AND FY1998 RESULTS

     SIMI VALLEY, CA, DECEMBER 14, 1998--Whittaker Corporation (NYSE: WKR) today announced the results of its operations for fiscal 1998 and the fourth quarter ended October 31, 1998.

     Commenting on the year, Joseph F. Alibrandi, Chairman and Chief Executive Officer, said, "Whittaker had an outstanding year in 1998. During the year, our two aerospace businesses achieved record sales and operating profits, debt was reduced by over $68 million, and nonaerospace assets were divested. With strong cash flow, a credit facility with over $36 million of availability and a strong market position, Whittaker is well positioned to grow in 1999."

CONTINUING OPERATIONS
---------------------

     Sales from continuing operations for fiscal 1998 were $131,477,000, compared to $89,782,000 for fiscal 1997. Operating profit from continuing operations for 1998 was $39,358,000, compared to an operating loss of $10,838,000 in the prior year. Operating profit for 1997 included a $15,677,000 writedown of an asset held for sale to its estimated fair value. Income from continuing operations for 1998 was $40,090,000, or $3.56 per share (which included benefits from prior year tax losses of $27,801,000, or $2.47 per share), compared to a loss from continuing operations of $28,287,000, or $2.54 per share, for the prior year.

     Sales from continuing operations for the fourth quarter of 1998 were $35,517,000, up from $26,345,000 in the fourth quarter of 1997. Operating profit from continuing operations for the fourth quarter of 1998 was $12,009,000, compared to an operating loss of $14,351,000 a year ago. Income from continuing operations for the fourth quarter of 1998 was $3,840,000, or $0.34 per share, compared to a loss from continuing operations of $17,889,000, or $1.60 per share, for the fourth quarter of 1997. Included in the 1998 fourth quarter income from continuing operations is a writedown of $2,200,000, or $0.19 per share, of the value of certain securities received in connection with the sale of Whittaker Xyplex, Inc. in the first quarter of 1998.

DISCONTINUED OPERATIONS
-----------------------

     The loss from discontinued operations for fiscal 1998 of $773,000, or $0.07 per share, includes the after-tax results of the Company's discontinued Integration Services business and benefits from prior year tax losses of $1,087,000. For fiscal 1997, the loss from discontinued operations, which included the Integration Services business and the Company's previously discontinued Communications segment and defense electronics unit, was $127,095,000, or $11.40 per share. For the fourth quarter of 1998, the loss from discontinued operations was $203,000, or $0.02 per share, compared to a loss of $57,869,000, or $5.18 per share, in the prior year.

     The gain of $9,221,000 on the disposal of discontinued operations for 1998 reflects primarily the after-tax gain on the sale of Whittaker Xyplex, Inc. during the first quarter of 1998 partially offset by adjustments in the fourth quarter of 1998 to the previously recorded values of certain assets and liabilities related to divested operations.

                                    *  *  *

     Statements made herein that are not based on historical fact are "forward looking statements" within the meaning of the Private Litigation Reform Act of 1995. Actual results could differ from these forward looking statements for many reasons including failure to retain customers or to attract new customers, development of competing products, delays in developing new products and markets, and the cyclical nature of the aerospace industry.

     Whittaker Corporation develops innovative fluid control and fire safety systems for aerospace and industrial applications. For additional information on Whittaker, contact the Internet Home Page at http://www.whittaker.com.

                                    #  #  #

                             WHITTAKER CORPORATION
                       Consolidated Statements of Income
                                  ($ IN 000)
                                   UNAUDITED

                                                           FOR THE THREE MONTHS            FOR THE YEAR
                                                             ENDED OCTOBER 31,           ENDED OCTOBER 31,
                                                             1998            1997           1998           1997
                                                           ---------      ----------     ----------     ----------
                                                                          (restated)                    (restated)
Sales................................................       $35,517        $ 26,345       $131,477       $  89,782
Costs and expenses
 Cost of sales.......................................        15,830          19,474         65,915          60,549
 Engineering and development.........................           166             197            757             894
 Selling, general and administrative.................         7,512           5,348         25,447          23,500
 Writedown of asset held for sale....................            --          15,677             --          15,677
                                                            -------        --------       --------       ---------
Operating Profit (Loss)                                      12,009         (14,351)        39,358         (10,838)
 Interest expense....................................         1,606           4,471         12,059          18,299
 Interest income.....................................          (717)            (94)        (1,914)           (444)
 Other expense.......................................         4,688           3,062          6,725           3,495
                                                            -------        --------       --------       ---------
Income (loss) from continuing operations before
 provision (benefit) for taxes.......................         6,432         (21,790)        22,488         (32,188)
Provision (benefit) for taxes........................         2,592          (3,901)       (17,602)         (3,901)
                                                            -------        --------       --------       ---------
Income (loss) from continuing operations.............         3,840         (17,889)        40,090         (28,287)

Discontinued operations
 Loss from discontinued operations...................          (203)        (57,869)          (773)       (127,095)
 Gain (loss) on disposal of discontinued operations..          (864)         (4,791)         9,221          (4,791)
 Extraordinary item, less income
   tax benefit of $224...............................            --          (3,409)            --          (3,409)
                                                            -------        --------       --------       ---------

Net income (loss)....................................       $ 2,773        $(83,958)      $ 48,538       $(163,582)
                                                            =======        ========       ========       =========
Average common shares outstanding (000)..............        11,338          11,165         11,264          11,144
                                                            =======        ========       ========       =========
Basic income (loss) per share
 Continuing operations...............................       $  0.34        $  (1.60)      $   3.56       $   (2.54)
 Discontinued operations
  Loss from discontinued operations..................         (0.02)          (5.18)         (0.07)         (11.40)
  Gain (loss) on disposal of discontinued operations.         (0.08)          (0.43)          0.82           (0.43)
  Extraordinary item.................................            --           (0.31)            --           (0.31)
                                                            -------        --------       --------       ---------
Net income (loss) per share..........................       $  0.24        $  (7.52)      $   4.31       $  (14.68)
                                                            =======        ========       ========       =========
Diluted income (loss) per share
 Continuing operations...............................       $  0.32        $  (1.60)      $   3.30       $   (2.54)
 Discontinued operations
  Loss from discontinued operations..................         (0.02)          (5.18)         (0.06)         (11.40)
  Gain (loss) on disposal of discontinued operations.         (0.07)          (0.43)          0.74           (0.43)
  Extraordinary item.................................            --           (0.31)            --           (0.31)
                                                            -------        --------       --------       ---------
Net income (loss) per share..........................       $  0.23        $  (7.52)      $   3.98       $  (14.68)
                                                            =======        ========       ========       =========

                             WHITTAKER CORPORATION
                          Consolidated Balance Sheets
                                  ($ in 000)

                                                                AT OCTOBER 31,      AT OCTOBER 31,
                                                                      1998                1997
                                                                --------------      --------------
                                                                  (UNAUDITED)         (RESTATED)
ASSETS
------
Current Assets
--------------
Cash....................................................         $     --            $   6,366
Receivables.............................................           19,415               23,702
Inventories.............................................           42,060               37,009
Other current assets....................................            2,578                  772
Income taxes recoverable................................              195                3,238
Deferred income taxes...................................           21,800               11,244
Net current assets of discontinued operations...........               --                7,057
                                                                 --------            ---------
Total Current Assets....................................           86,048               89,388
                                                                 --------            ---------
Property and equipment, at cost.........................           30,462               29,896
Less accumulated depreciation and amortization..........          (20,623)             (20,433)
                                                                 --------            ---------
Net Property and Equipment..............................            9,839                9,463
                                                                 --------            ---------
Other Assets
------------
Goodwill, net of amortization...........................           13,677               14,032
Other intangible assets, net of amortization............              922                1,106
Notes and other noncurrent receivables..................            3,152                3,443
Other noncurrent assets.................................            7,726                7,637
Net assets held for sale................................           15,214               15,214
Net noncurrent assets of discontinued operations........               --               22,650
                                                                 --------            ---------
Total Other Assets......................................           40,691               64,082
                                                                 --------            ---------
Total Assets                                                     $136,578            $ 162,933
                                                                 ========            =========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current Liabilities
-------------------
Current maturities of long-term debt....................         $  1,043            $ 129,353
Accounts payable........................................            6,457                9,086
Accrued liabilities.....................................           30,039               27,315
                                                                 --------            ---------
Total Current Liabilities...............................           37,539              165,754
                                                                 --------            ---------
Other Liabilities
-----------------
Long-term debt..........................................           60,368                  222
Other noncurrent liabilities............................           13,933               12,603
Deferred income taxes...................................            1,260               15,077
                                                                 --------            ---------
Total Other Liabilities.................................           75,561               27,902
                                                                 --------            ---------
Stockholders' Equity
--------------------
Capital stock
 Preferred stock........................................                1                    1
 Common Stock...........................................              113                  112
Additional paid-in capital..............................           77,703               72,041
Retained deficit........................................          (54,339)            (102,877)
                                                                 --------            ---------
Total Stockholders' Equity (Deficit)....................           23,478              (30,723)
                                                                 --------            ---------
Total Liabilities and Stockholders' Equity                       $136,578            $ 162,933
                                                                 ========            =========